UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2006

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5655 Spalding Drive, Norcross, GA		30092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (678) 728-2000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Merger Agreement

On April 25, 2006, Serologicals Corporation (“Serologicals” or the “Company”), Millipore Corporation (“Millipore”) and Charleston Acquisition Corp., a wholly-owned subsidiary of Millipore (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and as a wholly-owned subsidiary of Millipore. As part of its approval of the Merger Agreement, the Serologicals Board of Directors determined that the Rights Agreement, dated as of August 2, 1999 (the “Rights Agreement”), by and between Serologicals and State Street Bank & Trust Company, N.A., as rights agent, was not applicable to the Merger and that Millipore is an “exempt person” within the meaning of the Rights Agreement.

Under the terms of the Merger Agreement, Serologicals’ stockholders will receive $31.55 in cash for each share of Serologicals common stock they own. The total consideration for the acquisition of the Company, including the assumption of the projected debt at closing, is estimated at approximately $1.4 billion. Millipore intends to finance the transaction with a combination of cash on hand and debt. The transaction is not subject to a financing condition. The transaction is subject to Serologicals stockholder approval, customary regulatory approvals and the following other conditions:

•                  The absence of any temporary restraining order, preliminary or permanent injunction or other judgment or order preventing the consummation of the Merger or that has had or would reasonably be expected to have a “material adverse effect” on Serologicals;

•                  The truth and accuracy of Serologicals’ representations and warranties on the date of the Merger Agreement and on the closing date, except, with respect to certain of the representations and warranties, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have a “material adverse effect” on Serologicals;

•                  Serologicals’ performance in all material respects of all of the obligations required to be performed by it at or prior to the closing date;

•                  The absence of any pending or threatened suit, action or proceeding by certain governmental entities, among other things, challenging the Merger, seeking to prohibit or materially limit the ownership or operation of Serologicals by Millipore following the closing date or otherwise having, or that would reasonably be expected to have, a “material adverse effect” on Serologicals and the absence of any temporary restraining order, preliminary or permanent injunction or other judgment or order that would have any of such effects; and

•                  The consummation of the previously announced acquisition by Serologicals of Linco Research, Incorporated and LINCO Diagnostic Services, Inc.

The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances involving a competing proposal, the Company may be required to pay Millipore a termination fee of $41.5 million. In addition, the Company may be obligated to pay a termination fee in certain circumstances if it enters into an agreement with a party other than Millipore with respect to, or a party other than Millipore consummates, an acquisition of the Company or a specified amount of its voting stock or assets within 12 months after termination of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to obtaining the requisite approval of the stockholders of Serologicals, solicitation of competing acquisition proposals by Serologicals and Serologicals’ conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Important Additional Information Will Be Filed with the SEC

In connection with the proposed merger and required stockholder approval, Serologicals will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SEROLOGICALS AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Serologicals with the SEC may be obtained free of charge by contacting Serologicals at Serologicals Corporation, Attn: Public Affairs, 5655 Spalding Drive, Norcross, Georgia 30092, Telephone: 678-728-2018. Serologicals’ filings with the SEC are also available on its website at www.serologicals.com.

Serologicals and its officers and directors may be deemed to be participants in the solicitation of proxies from Serologicals’ stockholders with respect to the Merger. Information about Serologicals’ executive officers and directors and their ownership of Serologicals’ stock is set forth in the proxy statement for Serologicals’ 2006 Annual Meeting of Shareowners, which was filed with the SEC on April 7, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Serologicals and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

Item 2.02                                             Results of Operations and Financial Condition.

On April 25, 2006, the Company pre-announced certain information regarding its financial results for the first quarter ended April 2, 2006. The full text of the press release is attached hereto as Exhibit 99.1.

Certain of the information set forth in the press release may be considered non-GAAP financial measures. The Company reports pro forma results for earnings per share in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP.

The financial results that the Company reports on the basis of GAAP include substantial cash and non-cash charges and tax benefits related to its numerous acquisitions over the past three years. The Company presents pro forma financial information in the press release because it believes that the information is a beneficial supplemental disclosure to investors in analyzing and assessing its past and future performance. The Company believes the pro forma financial information is useful because, among other things, by eliminating the effect of one-time acquisition and integration costs and the related tax benefits, it provides an indication of the profitability and cash flows of the acquired businesses.

The Company’s pro forma financial information, excluding acquisition related amortization and other similar costs, is limited because it does not reflect the entirety of the Company’s business costs. Therefore, the Company encourages investors to consider carefully its results under GAAP, as well as its pro forma disclosures and the reconciliation between these presentations to more fully understand the Company’s business.

In connection with the announcement of its financial results for the first quarter ended April 2, 2006 and the proposed Merger, the Company announced that it will not hold its previously announced earnings conference call that was scheduled for Thursday, April 27, 2006.

Item 9.01                                             Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Statements

None.

(c) Exhibits

2.1                                 Agreement and Plan of Merger, dated as of April 25, 2006, by and among Millipore Corporation, Charleston Acquisition Corp. and Serologicals Corporation.

99.1                           Press Release issued by Serologicals Corporation on April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEROLOGICALS CORPORATION

	By:	/s/ Harold W. Ingalls
Date: April 25, 2006	Name:	Harold W. Ingalls
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description
2.1	Agreement and Plan of Merger, dated as of April 25, 2006, by and among Millipore Corporation, Charleston Acquisition Corp. and Serologicals Corporation.

99.1	Press Release issued by Serologicals Corporation on April 25, 2006.